UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 25, 2011

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Determinations for Named Executive Officers.

On January 25, 2011, the Compensation Committee of the Board of Directors of Central Pacific Financial Corp. (the “Company”) took actions to implement a compensation structure designed to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance.  As contemplated by the TARP Standards, the Compensation Committee established annual rates of periodic grants (often referred to as "salary stock") for the named executive officers as follows: $206,667 for John C. Dean, Executive Chairman, and  $100,000 for each of Lawrence D. Rodriguez, Executive Vice President and Chief Financial Officer and Denis K. Isono, Executive Vice President and Chief Operating Officer.  These periodic grant rates will be effective as of January 1, 2011, and will be awarded ratably on each of the Company’s bi-weekly payroll dates.  The periodic grants for January through April 2011 will be made in the form of deferred cash and will be paid in cash on January 1, 2013.  Thereafter, periodic grants will be in the form of restricted stock units, with units granted in 2011 being payable in shares of common stock of the Company on January 1, 2013.  In addition, the Compensation Committee also approved a cash salary adjustment for Mr. Dean to increase his annual cash salary from $1 to $360,000, effective as of January 1, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: January 28, 2011	/s/ John C. Dean
John C. Dean
Executive Chairman

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